UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K/A
(Amendment No. 1)
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2017

FTD Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive Downers Grove, Illinois 60515 (Address of Principal Executive Offices) (ZIP Code)

Telephone: (630) 719-7800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This current report on Form 8-K/A is being filed as an amendment to the current report on Form 8-K filed by FTD Companies, Inc. (the “Company”) with the Securities and Exchange Commission on August 3, 2017 (the “Original Form 8-K”). The Original Form 8-K reported, among other things, the elimination of the position of Executive Vice President, U.S. Consumer Floral, then held by Helen Quinn, and the separation benefits to be paid to Ms. Quinn in connection with her departure from the Company. The sole purpose of this amendment is to disclose revised separation benefits to be paid to Ms. Quinn. No other changes have been made to the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Consistent with the Company’s previous disclosure, Helen Quinn continued in the position of Executive Vice President, U.S. Consumer Floral through September 17, 2017. In connection with the elimination of that position, Ms. Quinn will receive separation benefits consisting of 18 months’ of her annual salary and $50,000 for relocation expenses, each payable in a lump sum. On September 19, 2017, Ms. Quinn and the Company entered into a separation agreement, a copy of which will be filed as an exhibit to the Company’s Current Report on Form 10-Q for the quarterly period ending September 30, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.
Dated:	September 21, 2017	By:	/s/ Scott D. Levin
		Name:	Scott D. Levin
		Title:	Executive Vice President, General Counsel and Secretary